Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Hyperscale Data, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 457(c)	29,331,683 (2)	$2.045 (3)	$59,983,291.74 (3)	0.00015310	$9,183.44	-	-	-	-

Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities

Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-

	Total Offering Amounts					$59,983,291.74 (3)		$9,183.44

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$9,183.44

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable pursuant to those certain convertible notes (the “Convertible Notes”) issued by Hyperscale Data, Inc. (the “Company”) to the Selling Stockholders named in the registration statement, as amended by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Company’s class A common stock (“Common Stock”), as applicable.

(2)	Represents 29,331,683 shares of Common Stock issuable upon conversion of the Convertible Notes.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the NYSE American on April 23, 2025, which date is within five business days prior to the filing of this registration statement.